Exhibit 99.13(rr)

FORM OF

AMENDMENT

TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment dated December 1, 2018 is by and among Virtus Fund Services, LLC (“Company”), Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust and Virtus Variable Insurance Trust (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. on or about June 30, 2017) (“BNY Mellon”).

BACKGROUND:

A.	Company, the Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub- Administration and Accounting Services Agreement were entered into among the parties on February 24, 2014, December 10, 2015, July 27, 2016, April , 2017 and September 21, 2017 for the purpose of amending the Agreement and adding or removing certain Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Exhibit B to the Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

VIRTUS FUND SERVICES, LLC

By:
Name:
Title:

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

VIRTUS VARIABLE INSURANCE TRUST

By:
Name:
Title:

EXHIBIT B

THIS EXHIBIT B, dated December 1, 2018 is Exhibit B to that certain Sub- Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the investment companies and the Portfolios listed below and The Bank of New York Mellon.

PORTFOLIOS

Virtus Asset Trust

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix Georgia Tax-Exempt Bond Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix North Carolina Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus Seix Virginia Intermediate Municipal Bond Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus WCM International Equity Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Virtus Equity Trust

Virtus KAR Capital Growth Fund*

Virtus KAR Global Quality Dividend Fund*

Virtus KAR Mid-Cap Core Fund*

Virtus KAR Mid-Cap Growth Fund*

Virtus KAR Small-Cap Core Fund*

Virtus KAR Small-Cap Growth Fund*

Virtus KAR Small-Cap Value Fund*

Virtus KAR Small-Mid Cap Core Fund1

Virtus Rampart Enhanced Core Equity Fund*

Virtus Strategic Allocation Fund*2

Virtus Tactical Allocation Fund*

Virtus Opportunities Trust

Virtus Duff & Phelps Global Infrastructure Fund*

Virtus Duff & Phelps Global Real Estate Securities Fund*

Virtus Duff & Phelps International Real Estate Securities Fund*

Virtus Duff & Phelps Real Estate Securities Fund*

Virtus Herzfeld Fund*

Virtus Horizon Wealth Masters Fund*

Virtus KAR Emerging Markets Small-Cap Fund*

Virtus KAR International Small-Cap Fund*

Virtus Newfleet Bond Fund*

Virtus Newfleet CA Tax-Exempt Bond Fund*

Virtus Newfleet High Yield Fund*

Virtus Newfleet Low Duration Income Fund*

Virtus Newfleet Multi-Sector Intermediate Bond Fund*

Virtus Newfleet Multi-Sector Short Term Bond Fund*

Virtus Newfleet Senior Floating Rate Fund*

Virtus Newfleet Tax-Exempt Bond Fund*

Virtus Vontobel Emerging Markets Opportunities Fund*

Virtus Vontobel Foreign Opportunities Fund*

1 Effective on or about March 6, 2018

2 Until merger on or about January 25, 2019

Virtus Vontobel Global Opportunities Fund*

Virtus Vontobel Greater European Opportunities Fund*

Virtus Rampart Alternatives Diversified Fund*
(formerly, Virtus Alternatives Diversifier Fund)

Virtus Rampart Equity Trend Fund

(formerly, Virtus Equity Trend Fund)

Virtus Rampart Multi-Asset Trend Fund
(formerly, Virtus Multi-Asset Trend Fund)

Virtus Rampart Sector Trend Fund
(formerly, Virtus Sector Trend Fund)

Virtus Retirement Trust

Virtus DFA 2025 Target Date Retirement Income Fund3

Virtus DFA 2055 Target Date Retirement Income Fund2

VIRTUS VARIABLE INSURANCE TRUST

Virtus Duff & Phelps International Series*

Virtus Duff & Phelps Real Estate Securities Series*

Virtus KAR Capital Growth Series*

Virtus KAR Small-Cap Growth Series*

Virtus KAR Small-Cap Value Series*

Virtus Newfleet Multi-Sector Intermediate Bond Series*

Virtus Rampart Enhanced Core Equity Series

Virtus Strategic Allocation Series*

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund4

Virtus Newfleet Credit Opportunities Fund

*For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.

3 Until liquidation on or about December 20, 2018.

4 Effective on or about December 1, 2018.